SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 23, 2007

Winmark Corporation

(Exact Name of Registrant as Specified in Its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

000-22012	41-1622691
(Commission File Number)	(I.R.S. Employer Identification Number)

4200 Dahlberg Drive, Suite 100 Golden Valley, MN 55422-4837
(Address of Principal Executive Offices)  (Zip Code)

(612) 520-8500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)                                  On April 16, 2007, Mark T. Hooley, a named executive officer and President of Wirth Business Credit, Inc., submitted his resignation from Winmark Corporation (“Winmark”), effective April 27, 2007.  On April 23, 2007, Mr. Hooley and Winmark executed a Separation Letter and Agreement (“Separation Agreement”).  In accordance with the terms of the Separation Agreement, Mr. Hooley will remain a consultant for Winmark for a period of eight (8) months, and will be compensated at a rate of $6,250.00 per month.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full agreement attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

10.1	Separation Letter and Agreement, dated April 23, 2007, between Mark T. Hooley and Winmark Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINMARK CORPORATION

WINMARK CORPORATION

Date: April 27, 2007	By:	/s/ Catherine P. Heaven
Catherine P. Heaven
General Counsel

EXHIBIT INDEX

to

Form 8-K

Winmark Corporation

Exhibit Number	Exhibit Description
10.1	Separation Letter and Agreement, dated April 23, 2007, between Mark T. Hooley and Winmark Corporation